     As filed with the Securities and Exchange Commission on June 27, 2002
                                                                Registration No.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 CITIGROUP INC.

             (Exact name of Registrant as specified in its charter)

                         Delaware                           52-1568099
                (State or other jurisdiction of         (I.R.S. Employer
               incorporation or organization)            Identification No.)

                   399 Park Avenue, New York, NY                 10043
               (Address of Principal Executive Offices)         (Zip Code)

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO
                            (Full title of the plan)
                               STEPHANIE B. MUDICK
                               CO-GENERAL COUNSEL
                                 CITIGROUP INC.
                                 399 PARK AVENUE
                               NEW YORK, NY 10043
                     (Name and address of agent for service)
                                 (212) 559-1000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of each                                         Proposed maximum    Proposed maximum     Amount of
class of securities           Amount to be            offering price      aggregate offering   registration
to be registered              registered              per share           price                fee
Common Stock $.01 par value
per share (1)                         100,000         $39.335          (2) $3,933,500        (2) $361.89      (2)


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act, as amended, and is based upon the average high and low sale price of the Common Stock as reported in the consolidated reporting system on June 24, 2002.

                                EXPLANATORY NOTE

     Citigroup Inc. ("Citigroup"), hereby files this Registration Statement on Form S-8 relating to 100,000 shares of common stock, $.01 par value per share, of Citigroup ("Common Stock") issuable pursuant to the provisions of the Citibuilder 401(k) Plan for Puerto Rico.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

            (a) The Annual Report on Form 10-K filed by Citigroup Inc. (the "Registrant") for the fiscal year ended December 31, 2001.

            (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

            (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Exchange Act on Form 8-B, dated May 10, 1988, as updated by the description of the Registrant's Common Stock contained in the Company's Registration Statement on Form S-3 dated March 21, 2001, and any amendment or report filed for the purpose of further updating such description.

            All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

            Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of the Registrant's By-Laws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

            The Registrant also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

            Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Registrant's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

            See Exhibit Index attached hereto.

            The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

            (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 27, 2002

                                   CITIGROUP INC.




                                   By: /s/ Todd S. Thomson
                                       ------------------------------
                                   Name:    Todd S. Thomson
                                   Title:   Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on June 27, 2002.


                  SIGNATURE                                            TITLE
                  ---------                                            -----


          /s/ Sanford I. Weill
    ----------------------------------
              Sanford I. Weill                Chairman, Chief Executive Officer (Principal Executive Officer) and
                                              Director
          /s/ Todd S. Thomson
    ----------------------------------
               Todd S. Thomson                Chief Financial Officer (Principal Financial Officer)


          /s/ William P. Hannon
    ----------------------------------
          William P. Hannon                   Controller (Principal Accounting Officer)


                      *
    ----------------------------------
            C. Michael Armstrong              Director

                      *
    ----------------------------------
          Alain J.P. Belda                    Director

                      *
    ----------------------------------
            George David                      Director

                      *
    ----------------------------------
           Kenneth T. Derr                    Director

                      *
    ----------------------------------
           John M. Deutch                     Director

                      *

    ----------------------------------
          Alfredo Harp Helu                   Director


                      *
    ----------------------------------
      Roberto Hernandez Ramirez               Director

                      *
    ----------------------------------
          Ann Dibble Jordan                   Director

                      *
    ----------------------------------
                Reuben Mark                   Director

                      *
    ----------------------------------
          Michael T. Masin                    Director

                      *
    ----------------------------------
           Dudley C. Mecum                    Director

                      *
    ----------------------------------
         Richard D. Parsons                   Director

                      *
    ----------------------------------
         Andrall E. Pearson                   Director

                      *
    ----------------------------------
           Robert E. Rubin                    Director

                      *
    ----------------------------------
         Franklin A. Thomas                   Director

                      *
    ----------------------------------
            Arthur Zankel                     Director

       *By: /s/ Stephanie B. Mudick
            ----------------------------------
                   Stephanie B. Mudick
                    Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe it meets all of the requirements for filings on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 27, 2002.

                                     Citibuilder 401(k) Plan for Puerto Rico

                                     By:  /s/ Michael Schlein
                                          ------------------------------
                                          Michael Schlein
                                          Senior Human Resources Officer,
                                          Citigroup Inc., the Plan Administrator

                                  EXHIBIT INDEX

Exhibit Number                      Description of Document
--------------                      -----------------------
    23                              Consent of KPMG LLP

    24 Powers of Attorney of the directors of the Registrant.